Exhibit 99
PRESS RELEASE
FOR IMMEDIATE RELEASE
OM GROUP REPORTS THIRD-QUARTER RESULTS FOR 2009
•	Net sales down 48 percent year-over-year; up 16 percent sequentially

•	Income from continuing operations attributable to OM Group, Inc. was $0.32 per diluted share; $0.58 per diluted share after adjustments for special items

•	Net cash provided by operating activities was $36.9 million; cash balance climbs to $300.5 million at the end of the quarter

•	Company incurs charge of $11.9 million to restructure Advanced Organics business
CLEVELAND — November 5, 2009 — OM Group, Inc. (NYSE: OMG), a diversified global developer, producer and marketer of value-added specialty chemicals and advanced materials, today announced financial results for the third quarter ended September 30, 2009.
Net sales for the third quarter of 2009 were $235.2 million, down 48 percent from the third quarter of 2008, due to lower selling prices for cobalt-containing products and decreased sales volumes due to the global economic slowdown. Net income attributable to OM Group, Inc. in the third quarter of 2009 was $11.4 million, or $0.38 per diluted share, down 80 percent from the third quarter of 2008. Included in these results were restructuring charges of $11.9 million, or $0.33 per diluted share, in Advanced Organics (see “Restructuring” discussion below).
Sequentially, net sales grew 16 percent and results of continuing operations adjusted for special items improved from a loss of $3.5 million to income of $17.8 million. The significant improvement was achieved as sales volumes improved on increased demand, pricing improved due to a higher cobalt reference price, and benefits were realized from profit enhancement initiatives throughout the organization.
Gross profit fell to $42.7 million (18.1 percent of sales), down 51 percent from the third quarter of 2008. Selling, general and administrative (SG&A) expenses were $32.1 million (13.6 percent of sales), down 22 percent from the same period in 2008. Operating profit was $10.2 million (4.3 percent of sales), down 78 percent from the third quarter of 2008 as benefits from profit enhancement initiatives were offset by lower prices, decreased volume and restructuring expense.
Tax expense for the third quarter was $0.9 million, including a net discrete benefit of $1.2 million. The third-quarter 2008 tax benefit of $14.5 million included a discrete benefit of $25.1 million. The discrete benefits in both the 2009 and 2008 periods were primarily related to an election to take foreign tax credits on prior-year U.S. tax returns.
BUSINESS SEGMENT RESULTS (all comparisons to the third quarter of 2008)
Advanced Materials
•	Net sales were $126.7 million, down 59 percent

•	Excluding metal resale and copper by-product sales, sales volumes fell 23 percent due primarily to weakness in battery and powder metallurgy end markets

•	Operating profit was $16.0 million (12.6 percent of sales), down 64 percent

•	Cobalt prices averaged $17.30 per pound, down 47 percent

Specialty Chemicals
•	Net sales were $109.4 million, down 23 percent

•	Demand lower for all end markets, especially coating, chemical, printed circuit board and memory disk

•	Operating income was $1.7 million (1.6 percent of sales), down 82 percent

•	Results included restructuring expense of $11.9 million

•	Excluding restructuring, operating profit grew compared with last year as profit enhancement initiatives and foreign currency benefit offset impacts from lower volume and price
“Like so many companies, our performance in the third quarter continues to show the negative impact of the lingering global economic malaise,” said Joseph M. Scaminace, chairman and chief executive officer. “That said, we are beginning to see some encouraging demand trends in a few of our key markets, including the battery market and within our electronic technologies businesses, which resulted in a sequential improvement in our quarterly results.
“While we are encouraged by these positive trends, we continually look for opportunities to lower our cost structure and optimize our operations. Therefore, we have decided to further enhance our business by restructuring our Advanced Organics business.”
RESTRUCTURING
OM Group announced several actions to reduce capacity by restructuring the Advanced Organics business:
•	Terminate all production at Clayton, Manchester facility in the United Kingdom

•	Eliminate all Advanced Organics production in Kokkola, Finland

•	Reduce production at Belleville, Ontario facility
Total restructuring costs are expected to be $17.2 million, $11.9 million of which was recognized in the third quarter of 2009. All significant actions are expected to be complete by June 30, 2010. The actions will result in the elimination of 94 positions worldwide. Net assets employed will be reduced by $15.7 million through a combination of fixed asset and net working capital reductions.
“These actions are necessary to ensure our business remains appropriately aligned with our end markets,” said Scaminace. He noted in particular the automotive downturn as well as the geographic shift in demand for certain carboxylate products.
OUTLOOK
“We continue to see mixed data points when looking ahead over the next several quarters,” said Scaminace. “On the one hand, we are starting to see some improving demand levels in such end markets as battery, semiconductor, printed circuit board and memory disk. At the same time, we are still confronted with challenging conditions in other sectors linked to automotive, construction and industrial production. Until we see more stability and consistency in demand and pricing trends, our optimism in the near term remains tempered.”
Scaminace added that the company will remain vigilant in maintaining its enviable financial position in the near term to ensure the financial flexibility needed to fully leverage long-term growth opportunities during what appears to be the early stages of an economic recovery.
WEBCAST INFORMATION
OM Group has scheduled a conference call and live audio broadcast on the Web for 10 a.m. Eastern time today. Investors may access the live audio broadcast by logging on to http://investor.omgi.com. A copy of management’s presentation materials will be available on OMG’s Web site at the time of the call. The company recommends visiting the Web site at least 15 minutes prior to the webcast to download and install any necessary software. A webcast audio replay will be available on the “Investor Relations — Presentations” page of the company’s Web site three hours after the call.
ABOUT OM GROUP, INC.
OM Group, Inc. is a diversified global developer, producer and marketer of value-added specialty chemicals and advanced materials that are essential to complex chemical and industrial processes. Key technology-based end-use applications include affordable energy, portable power, clean air, clean water, and proprietary products and services for the microelectronics industry. Headquartered in Cleveland, Ohio, OM Group operates manufacturing facilities in the Americas, Europe, Asia and Africa. For more information, visit the company’s Web site at http://www.omgi.com/.
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For more information, contact: Troy Dewar, director, investor relations, at +1-216-263-7765.
FORWARD-LOOKING STATEMENTS
The foregoing discussion may include forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon specific assumptions and are subject to uncertainties and factors relating to the company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the company. These uncertainties and factors could cause actual results of the company to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. Such uncertainties and factors include: the potential impact that the current global economic and financial market crisis may have on our business and operations, including future goodwill impairments; the direction and pace of our strategic transformation, including identification of and the ability to finance potential acquisitions; the operation of our critical business facilities without interruption; the speed and sustainability of price changes in cobalt; the potential for lower of cost or market write-downs of the carrying value of inventory necessitated by decreases in the market price of cobalt or the selling prices of the Company’s finished products; the availability of competitively priced supplies of raw materials, particularly cobalt; the demand for metal-based specialty chemicals and products in the Company’s markets; the impact of environmental regulations on our operating facilities and the impact of new or changes to current environmental, health and safety laws on our products and their use by our customers; the effect of fluctuations in currency exchange rates on the Company’s international operations; the effect of non-currency risks of investing and conducting operations in foreign countries, including political, social, economic and regulatory factors; the effect of changes in domestic or international tax laws; and the general level of global economic activity and demand for the Company’s products.

OM Group, Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets

	September 30,	December 31,
(In thousands)	2009	2008
ASSETS:
Current assets
Cash and cash equivalents	$300,474	$244,785
Accounts receivable, less allowances	125,941	130,217
Inventories	263,483	306,128
Refundable and prepaid income taxes	56,584	55,059
Other current assets	40,532	59,227

Total current assets	787,014	795,416

Property, plant and equipment, net	232,642	245,202
Goodwill	234,205	268,677
Intangible assets, net	79,461	84,824
Notes receivable from joint venture partner, less allowance	13,915	13,915
Other non-current assets	30,348	26,393

Total assets	$1,377,585	$1,434,427

LIABILITIES:
Current liabilities
Current portion of long-term debt	$—	$80
Accounts payable	100,581	89,470
Accrued income taxes	1,902	17,677
Accrued employee costs	18,297	31,168
Other current liabilities	27,713	21,074

Total current liabilities	148,493	159,469

Long-term debt	—	26,064
Deferred income taxes	27,864	26,764
Other non-current liabilities	42,190	44,052

Total liabilities	218,547	256,349

EQUITY:
Total OM Group, Inc. stockholders’ equity	1,113,932	1,130,649
Noncontrolling interest	45,106	47,429

Total equity	1,159,038	1,178,078

Total liabilities and equity	$1,377,585	$1,434,427

OM Group, Inc. and Subsidiaries
Unaudited Condensed Statements of Consolidated Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share data)	2009	2008	2009	2008
Net sales	$235,239	$448,630	$630,297	$1,440,250
Cost of products sold (excluding restructuring charge)	181,183	362,369	515,192	1,091,300
Restructuring charge	11,377	—	11,377	—

Gross profit	42,679	86,261	103,728	348,950
Selling, general and administrative expenses	32,103	40,902	100,542	125,378
Goodwill impairment, net	(125)	—	37,504	—
Restructuring charge	551	—	551	—
Gain on termination of retiree medical plan	—	—	(4,693)	—

Operating profit (loss)	10,150	45,359	(30,176)	223,572
Other income (expense):
Interest expense	(76)	(385)	(608)	(1,292)
Interest income	193	535	726	1,409
Foreign exchange gain (loss)	(215)	121	650	869
Other expense, net	(25)	(371)	(235)	(565)

	(123)	(100)	533	421

Income (loss) from continuing operations before income tax (expense) benefit	10,027	45,259	(29,643)	223,993
Income tax (expense) benefit	(921)	14,533	(6,650)	(34,918)

Income (loss) from continuing operations, net of tax	9,106	59,792	(36,293)	189,075
Income (loss) from discontinued operations, net of tax	1,846	520	1,785	(211)

Consolidated net income (loss)	10,952	60,312	(34,508)	188,864
Net (income) loss attributable to the noncontrolling interest	473	(4,046)	2,325	(21,146)

Net income (loss) attributable to OM Group, Inc.	$11,425	$56,266	$(32,183)	$167,718

Earnings per common share — basic:
Income (loss) from continuing operations attributable to OM Group, Inc. common shareholders	$0.32	$1.85	$(1.12)	$5.58
Income (loss) from discontinued operations attributable to OM Group, Inc. common shareholders	0.06	0.01	0.06	(0.01)

Net income (loss) attributable to OM Group, Inc. common shareholders	$0.38	$1.86	$(1.06)	$5.57

Earnings per common share — assuming dilution:
Income (loss) from continuing operations attributable to OM Group, Inc. common shareholders	$0.32	$1.84	$(1.12)	$5.53
Income (loss) from discontinued operations attributable to OM Group, Inc. common shareholders	0.06	0.01	0.06	—

Net income (loss) attributable to OM Group, Inc. common shareholders	$0.38	$1.85	$(1.06)	$5.53

Weighted average shares outstanding
Basic	30,265	30,183	30,236	30,087
Assuming dilution	30,436	30,350	30,236	30,352

Amounts attributable to OM Group, Inc. common shareholders:
Income (loss) from continuing operations, net of tax	$9,579	$55,746	$(33,968)	$167,929
Income (loss) from discontinued operations, net of tax	1,846	520	1,785	(211)

Net income (loss)	$11,425	$56,266	$(32,183)	$167,718

OM Group, Inc. and Subsidiaries
Unaudited Condensed Statements of Consolidated Cash Flows

	Nine Months Ended September 30,
(In thousands)	2009	2008
Operating activities
Consolidated net income (loss)	$(34,508)	$188,864
Adjustments to reconcile consolidated net income (loss) to net cash provided by operating activities:
(Income) loss from discontinued operations	(1,785)	211
Depreciation and amortization	41,110	41,636
Share-based compensation expense	4,586	6,645
Tax deficiency (excess tax benefit) from exercise/vesting of share awards	424	(1,111)
Foreign exchange gain	(650)	(869)
Goodwill impairment charges, net	37,504	—
Restructuring charge	11,928	—
Gain on termination of retiree medical plan	(4,693)	—
Gain on cobalt forward purchase contracts	—	(4,002)
Interest income received from consolidated joint venture partner	—	3,776
Other non-cash items	5,051	(6,473)
Changes in operating assets and liabilities
Accounts receivable	4,183	(22,322)
Inventories	40,804	(42,631)
Accounts payable	11,111	(64,887)
Accrued income taxes	(15,652)	(28,829)
Other, net	5,143	(17,547)

Net cash provided by operating activities	104,556	52,461

Investing activities
Expenditures for property, plant and equipment	(22,128)	(23,282)
Proceeds from loans to consolidated joint venture partner	—	4,514
Professional fees related to acquisitions	—	(5,288)
Proceeds from settlement of cobalt forward purchase contracts	—	10,736
License agreement	(1,500)	—
Expenditures for software	(951)	(1,286)
Other, net	—	(790)

Net cash used for investing activities	(24,579)	(15,396)

Financing activities
Payments of revolving line of credit and long-term debt	(26,141)	(45,485)
Borrowings from revolving line of credit	—	70,000
Distributions to joint venture partners	—	(14,934)
Payment related to surrendered shares	(535)	(3,251)
Proceeds from exercise of stock options	11	872
(Tax deficiency) excess tax benefit from exercise/vesting of share awards	(424)	1,111

Net cash provided by (used for) financing activities	(27,089)	8,313

Effect of exchange rate changes on cash	2,801	(999)

Cash and cash equivalents
Increase in cash and cash equivalents	55,689	44,379
Balance at the beginning of the period	244,785	100,187

Balance at the end of the period	$300,474	$144,566

OM Group, Inc. and Subsidiaries
Unaudited Segment Information

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2009	2008	2009	2008
Net Sales
Advanced Materials	$126,668	$306,789	$339,650	$998,301
Specialty Chemicals	109,400	142,337	292,664	443,936
Intersegment items	(829)	(496)	(2,017)	(1,987)

	$235,239	$448,630	$630,297	$1,440,250

Operating profit (loss)
Advanced Materials	$15,984	$44,771	$27,386	$219,570
Specialty Chemicals (a)	1,710	9,455	(38,097)	30,293
Corporate (b)	(7,544)	(9,857)	(19,465)	(28,917)
Intersegment items	—	990	—	2,626

	$10,150	$45,359	$(30,176)	$223,572

(a)	Specialty Chemicals includes a $37.5 million non-cash goodwill impairment charge in the nine months ended September 30, 2009, and an $11.9 million restructuring charge in the three and nine months ended September 30, 2009.

(b)	Corporate includes a $4.7 million gain on the termination of the Company’s retiree medical plan in the nine months ended September 30, 2009.

OM Group, Inc. and Subsidiaries
Non-GAAP Financial Measure

	Three months ended		Three months ended
	September 30, 2009		September 30, 2008
(in thousands, except per share data)	$	Diluted EPS	$	Diluted EPS
Net income attributable to OM Group, Inc. — as reported	$11,425	$0.38	$56,266	$1.85

Less:
Income from discontinued operations, net of tax	1,846	0.06	520	0.01

Income from continuing operations attributable to OM Group, Inc. — as reported	$9,579	$0.32	$55,746	$1.84

Special items — income (expense):
Goodwill impairment charge	125	—	—	—
Restructuring charge, net of tax	(10,028)	(0.33)	—	—
Discrete tax items attributable to OM Group	1,680	0.06	—	—
Election to take Foreign Tax Credits on Prior Year Returns	—	—	25,100	0.83

Income from continuing operations attributable to OM Group, Inc. — as adjusted for special items	$17,802	$0.58	$30,646	$1.01

Weighted average shares outstanding — diluted		30,436		30,350

	Nine months ended		Nine months ended
	September 30, 2009		September 30, 2008
(in thousands, except per share data)	$	Diluted EPS	$	Diluted EPS
Net income (loss) attributable to OM Group, Inc. — as reported	$(32,183)	$(1.06)	$167,718	$5.53

Less:
Income (loss) from discontinued operations, net of tax	1,785	0.06	(211)	—

Income (loss) from continuing operations attributable to OM Group, Inc. — as reported	$(33,968)	$(1.12)	$167,929	$5.53

Special items — income (expense):
Goodwill impairment charge	(37,504)	(1.24)	—	—
Restructuring charge, net of tax	(10,028)	(0.33)	—	—
Q2 2009 Intangible asset impairment charge	(1,229)	(0.04)	—	—
Q2 2009 Gain on termination of retiree medical plan	4,693	0.16	—	—
Discrete tax items attributable to OM Group	(1,679)	(0.06)	—	—
REM — inventory step-up (COGS), net of tax	—	—	(1,222)	(0.04)
Tax assessment in Canada	—	—	(763)	(0.03)
Election to take Foreign Tax Credits on Prior Year Returns	—	—	25,100	0.83

Income from continuing operations attributable to OM Group, Inc. — as adjusted for special items	$11,779	$0.39	$144,814	$4.77

Weighted average shares outstanding — diluted		30,236		30,352
Use of Non-GAAP Financial Information:
“Income (loss) from continuing operations attributable to OM Group, Inc. — as adjusted for special items” is a non-GAAP financial measure that the Company’s management has used as an important metric in evaluating the performance of the Company’s business for 2009. The above table presents a reconciliation of the Company’s GAAP results, as reported (both net income (loss) attributable to OM Group, Inc. and income (loss) from continuing operations attributable to OM Group, Inc.), to its non-GAAP results after adjusting for the special items shown. The Company believes that the non-GAAP financial measure presented in the above table facilitates a comparative assessment of the Company’s operating performance by its management. In addition, the Company believes that this non-GAAP financial measure will enhance investors’ understanding of the performance of the Company’s operations during 2009 and of the comparability of the 2009 results to the results of prior periods.